EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Green St. Energy, Inc. and Subsidiary

We consent to the incorporation by reference in Registration Statements (No. 333-119269 and No. 33-72650) on Form S-8 of Green St. Energy, Inc. (formerly known as M-Wave, Inc.) of our report dated March 31, 2009 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Green St. Energy, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP

Schaumburg, Illinois
March 31, 2009